UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 21, 2005

                                Paxar Corporation
             (Exact name of registrant as specified in its charter)

           New York                        1-9493           13-5670050
 (State or other jurisdiction            (Commission       (IRS Employer
       of incorporation)                File Number)    Identification No.)

              105 Corporate Park Drive
               White Plains, New York                               10604
      (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (914) 697-6800

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 5.02         Departure of Directors or Principal Officers; Election of
                  Directors; Appointment of Principal Officers.

On June 21, 2005, the Company announced that it has appointed Richard A. Maue, age 35, as its Vice President and Controller, effective July 1, 2005. Mr. Maue joins the Company from Protiviti Inc., a national provider of independent internal auditing and risk consulting services, where he was Director of Internal Audit Practice since 2004. Prior to joining Protiviti as an Associate Director in June 2003, Mr. Maue was Executive Vice President and Chief Financial Officer for Andrea Electronics Corporation, a publicly traded wholesaler of audio microphones and headsets. From 1999 to 2001, Mr. Maue served as Senior Vice President and Chief Financial Officer of Andrea Electronics and from 1997 to 1999, he served as Controller and Treasurer there. From 1992 to 1997, Mr. Maue was an auditor with a major public accounting firm.

A copy of the press release announcing the appointment of Mr. Maue as the Company's new Vice President, Finance and Controller is attached hereto as
Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

(c) Exhibits.

    Exhibit 99.1  Press Release issued by Paxar Corporation on June 21, 2005.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PAXAR CORPORATION
                                      (Registrant)


Date: June 23, 2005                   By:      /s/ Robert S. Stone
                                          --------------------------------------
                                               Robert S. Stone
                                               Vice President & Secretary


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                                  Exhibit Index


Exhibit No.       Description
-----------       -----------
99.1              Press Release issued by Paxar Corporation on June 21, 2005.